EXHIBIT 99.1

[BANK OF THE WEST LOGO]                           [COMMERCIAL FEDERAL BANK LOGO]

FOR IMMEDIATE RELEASE                MEDIA CONTACTS:
                                          BANCWEST CORPORATION:
                                          John Stafford  (415) 765-4850
                                          Gerry Keir     (808) 525-7086
                                          COMMERCIAL FEDERAL CORPORATION:
                                          Hal Garyn (402) 514-5336 (analysts)
                                          Roger Lewis (402) 514-5315 (media)

                  BANCWEST CORPORATION ANNOUNCES ACQUISITION
             OF COMMERCIAL FEDERAL CORPORATION BY BANK OF THE WEST

(SAN FRANCISCO, Calif. and OMAHA, Neb., June 13, 2005) -- BancWest Corporation announced today that its Bank of the West subsidiary has signed a definitive agreement to acquire Commercial Federal Corporation (NYSE: CFB). In a cash transaction valued at $1.36 billion, Bank of the West will pay $34 for each Commercial Federal share, with a special 50-cent-per-share dividend paid at closing.

Omaha-based Commercial Federal is the parent company of Commercial Federal Bank, the nation's 12th-largest thrift, which operates 198 branches in seven states in the Midwest, Colorado and Arizona. As of March 31, 2005, Commercial Federal Corporation had total assets of $10.4 billion, deposits of $6.5 billion and loans of $7.8 billion. In 2004, the company earned $76.4 million.

BancWest Corporation, whose principal subsidiaries are Bank of the West and First Hawaiian Bank, is the seventh largest bank holding company operating in the Western United States with assets of $51.4 billion. BancWest is a wholly owned subsidiary of BNP Paribas, which has previously announced plans to increase its retail banking presence in the Western United States. The transaction solidifies BancWest's position in the Midwest and adds significant market share in several major metropolitan areas.

After the deal closes, Commercial Federal branches will become part of San Francisco-based Bank of the West, which will be the third largest commercial bank headquartered west of the Mississippi River. The acquisition will add three new states (Missouri, Oklahoma and Kansas) to BancWest's branch footprint. Following the acquisition, BancWest will have approximately $64 billion in assets and serve more than 4 million customer accounts through 739 locations in 20 states.

"Commercial Federal's service-oriented philosophy is a perfect match for Bank of the West. It's a logical extension of Bank of the West's expansion into the Midwest begun with last year's acquisition of Community First Bankshares," said BancWest President and Chief Executive Officer Don J. McGrath.

"Commercial Federal operates in high-growth retail markets that complement our existing footprint and provide us with opportunities for additional fill-in acquisitions. We'll add dramatically to our market share in Denver - we'll have nearly 100 Colorado branches. We will also become one of the leading banks in Omaha and Des Moines.

"Although the sign on the door will change, Commercial Federal customers will find the same familiar faces in their branches. And they'll receive the same personal service they expect, because that's been a Bank of the West tradition since 1874," said McGrath, who is also chairman and chief executive officer of Bank of the West.

"Commercial Federal has already begun to make a transition from a traditional thrift to a commercial bank, and we see opportunities as we continue along that path to offer a broader array of business banking and consumer products," McGrath said.

William Fitzgerald, Commercial Federal chairman and chief executive officer, said: "This merger offers a compelling value for our shareholders and provides an opportunity for our employees to join another strong and caring company that is growing rapidly. Our customers will have access to a wider selection of products and services in consumer and commercial banking, investments and insurance. I know Bank of the West has the same commitment that we have to supporting the communities where they do business. We're pleased that this tradition of community support will continue here in Omaha and everywhere Commercial Federal operates."

The purchase price represents 1.8 times book value, 14.8 times consensus 2006 earnings and a 27 percent premium to the average closing price of Commercial Federal stock over the past six months.

The boards of directors of BNP Paribas, BancWest Corporation and Commercial Federal Corporation have approved the transaction. The merger requires approval from Commercial Federal shareholders and federal and state banking regulators. Once all approvals have been received, the merger is expected to close in the fourth quarter of this year.


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BancWest's track record - 15 acquisitions across 17 states since 1990 -
demonstrates its ability to manage integrations seamlessly, McGrath said. Its most recent acquisitions were the 2002 purchase of United California Bank ($10.5 billion assets, 115 branches in California) and last year's purchase of Community First Bankshares ($5.5 billion assets, 166 locations in 12 states) and USDB Bancorp ($1.2 billion assets, 19 California branches).

"With each acquisition, we've added assets and customers and improved our operating efficiency," McGrath added.

ABOUT COMMERCIAL FEDERAL CORPORATION

Commercial Federal Corporation (NYSE:CFB) is the parent company of Commercial Federal Bank (www.comfedbank.com), a $10.4-billion federal savings bank founded in Omaha in 1887. It has 198 branches in Nebraska, Iowa, Colorado, Kansas, Oklahoma, Missouri and Arizona. Commercial Federal operations include consumer and commercial banking services, including retail banking, commercial and industrial lending, small business banking, construction lending, cash management, and insurance and investment services.

ABOUT BANK OF THE WEST

Bank of the West (WWW.BANKOFTHEWEST.COM), which is based in San Francisco, has $41.0 billion in assets. It has 480 banking locations in 16 Western and Midwestern states: California, Oregon, Washington, Idaho, Nevada, Utah, Arizona, New Mexico, Colorado, Wyoming, Nebraska, North and South Dakota, Minnesota, Iowa and Wisconsin. Founded in San Jose, California in 1874 as Farmers National Gold Bank, Bank of the West is the fourth-largest commercial bank headquartered west of the Mississippi.

ABOUT BANCWEST

BancWest Corporation (WWW.BANCWESTCORP.COM) is a bank holding company with assets of $51.4 billion and headquarters offices in Honolulu, Hawaii, and San Francisco, California. Besides Bank of the West, BancWest's other principal subsidiary is First Hawaiian Bank (56 branches in Hawaii, three in Guam and two in Saipan). BancWest is a wholly owned subsidiary of BNP Paribas (WWW.BNPPARIBAS.COM), a European leader in banking and financial services, with a significant and growing presence in the United Sates and leading positions in Asia. The most profitable bank in the Euro zone, it has a presence in over 85 countries with close to 100,000 employees.
                                     # # #
This release contains forward-looking statements, including statements regarding anticipated timing of the transaction and possible performance of the combined company after the transaction is completed. Such statements reflect management's best judgment as of this date, but they involve risks and uncertainties that could cause actual results to differ materially from those presented. Factors that could cause such differences include, without limitation: (1) the possibility that regulatory approvals may be delayed or denied or that burdensome conditions may be imposed in connection with such approvals; (2) the possibility of customer or employee attrition following this transaction; (3) failure to fully realize expected cost savings from the transaction; (4) lower than expected revenues following the transaction; (5) problems or delays in bringing together the two companies; (6) the possibility of adverse changes in global, national or local economic or monetary conditions, (7) competition and change in the financial services business, and (8) other factors described in our recent filings with the Securities and Exchange Commission. Those factors or others could result, for example, in delay or termination of the transaction discussed above. Readers should carefully consider those risks and uncertainties in reading this release. Except as otherwise required by law, BancWest and Commercial Federal Corporation disclaim any obligation to update any forward-looking statements included herein to reflect future events or developments.
                                     # # #
In connection with the proposed transaction, Commercial Federal will be filing proxy statements and other materials with the Securities and Exchange Commission. Investors are urged to read the proxy statement and these materials when they are available because they contain important information.
                                     # # #
Commercial Federal and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction matters. Information regarding such individuals is included in Commercial Federal's proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available. Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other materials filed with the Securities and Exchange Commission concerning Commercial Federal and these individuals at the Securities and Exchange Commission's website at http://www.sec.gov. These materials and other documents may also be obtained for free from Commercial Federal Corporation by sending an e-mail to investorrelations@commercialfed.com.
                                     # # #